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                                                  EXHIBIT 8


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Pre-Effective Amendment No. 1 to the Registration Statement of the Allmerica Select Separate Account III of Allmerica Financial Life Insurance and Annuity Company on Form S-6 of our report dated February 3, 1998, relating to the financial statements of Allmerica Financial Life Insurance and Annuity Company, which appears in such Prospectus. We also consent to the reference to us under the heading "Independent Accountants" in such Prospectus.

/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Boston, Massachusetts
September 23, 1998